                                                                    Exhibit 99.1





Media Contact:             Gary Rhodes, The Kroger Co. (513) 762-1304
Investor Contact:          Kathy Kelly, The Kroger Co. (513) 762-4969

            KROGER REPORTS 30% INCREASE IN EARNINGS PER SHARE, BEFORE
                       ONE-TIME ITEMS, FOR FOURTH QUARTER

         CINCINNATI, OH, March 15, 2001 -- The Kroger Co. (NYSE: KR) today reported final earnings per diluted share of $0.48, excluding one-time items, for the fourth quarter ended February 3, 2001. These results represent an increase of 30% from earnings of $0.37 per diluted share in the fourth quarter of fiscal 1999.

         Including one-time items of $14.8 million after tax, Kroger earned $0.44 per diluted share in the fourth quarter of 2000.

         Total sales in the fourth quarter of fiscal 2000 increased 12.9% to $12.7 billion. After adjusting for an extra week in the fourth quarter of fiscal 2000, food store sales increased 5.1% and total sales rose 4.7% over the fourth quarter of fiscal 1999.

         Without the effect of the extra week in the quarter, identical food store sales grew 1.5%, while comparable food store sales, which include relocations and expansions, rose 1.9%. (Identical and comparable sales include stores that changed names during the past year.)

         EBITDA (earnings before interest, taxes, depreciation, amortization, LIFO and one-time items) for the fourth quarter of 2000 totaled $1.04 billion, an increase of 20.6% from the fourth quarter of 1999.

         "Our sales and earnings growth in the fourth quarter were driven by strong results in Kroger's core supermarket business and our manufacturing facilities," said Joseph A. Pichler, Kroger chairman and chief executive officer. "The market share for corporate brands such as Private Selection is growing in every region, generating incremental sales and enhanced profit margins. Kroger's manufacturing operations capped another outstanding year, and we continue to realize the benefits of new merchandising programs and our technology investments."

         Among the financial highlights of the fourth quarter:

         - FIFO gross profit margin, without one-time expenses, increased 18 basis points to 27.41% due to merger synergies, increased corporate-brand sales and savings from centralized purchasing.

         - Operating, general and administrative (OG&A) costs, without one-time expenses, declined 22 basis points to 17.95% as improvements in productivity and safety offset increases in utility and health care costs.

         - Estimated combined synergy savings reached an annual run rate of $330 million - an incremental gain of $36 million from the third quarter and well above Kroger's original goal of $260 million for all of fiscal 2000.

         During the fourth quarter of 2000, Kroger opened, expanded, relocated or acquired 20 food stores. Overall square footage, including the effect of acquisitions and operational closings, increased 4.0% over the prior year. Capital expenditures for the quarter totaled $380 million, including acquisitions. On this basis, capital expenditures for fiscal 2000 were $1.7 billion.

         Mr. Pichler said Kroger continued to make solid progress in reducing net working capital. Net working capital totaled $476 million, a decrease of $183 million from the end of the fourth quarter of fiscal 1999.

         For fiscal 2000, Kroger reported earnings per diluted share of $1.34, before extraordinary and one-time items, an increase of 21% from restated earnings of $1.11 per diluted share for fiscal 1999. After adjusting for the 53rd week in fiscal 2000, earnings were $1.31 per diluted share, an increase of 18%. Total sales increased 8.0% to $49.0 billion. After adjusting for the 53rd week in fiscal 2000, total sales increased 6.0% from the prior year. EBITDA for the year rose 13.2% to $3.5 billion. Without the effect of the extra week, EBITDA for fiscal 2000 increased 11.1%.

         Kroger's strong free cash flow from operations enabled the Company to reduce debt and repurchase shares in an aggregate amount of more than $1 billion in fiscal 2000.

         Kroger repurchased nearly 6.7 million shares of its common stock during the fourth quarter at an average price of $25.14 per share, for a total investment of approximately $168 million. During fiscal 2000, the Company repurchased 27.4 million shares of its stock at an aggregate cost of $581 million, or an average price of $21.20 per share.

         Net total debt at the end of fiscal 2000 was $8.27 billion, a decline of $476 million from the end of fiscal 1999. Net total debt was 2.34 times EBITDA, as compared to 2.80 times in the fourth quarter of 1999. The Company's goal is to reduce debt to 2 times EBITDA.

         Mr. Pichler said Kroger remains comfortable with achieving annual earnings per share growth of 16-18% through fiscal 2002 (which ends February 1, 2003) from an adjusted base of $1.31 per share in 2000.

         Looking beyond fiscal 2002, Kroger expects to achieve sustainable earnings per share growth of 15% annually, excluding major acquisitions, he said.

         "We are very excited about Kroger's growth prospects. Most of the merger integration has been completed and we expect to achieve our goal of $380 million in synergy savings by the end of fiscal 2001. We have identified 12 additional initiatives that we believe will continue to drive sales and reduce OG&A expenses. We believe that the 15% earnings per share growth rate will enable Kroger to increase market share, while producing solid returns for our investors. Kroger is committed to reducing working capital and achieving a superior return on assets as we have done in the past," he said.

         Comparisons to the prior year in the text and accompanying tables reflect restated results to be filed with the SEC.

         Headquartered in Cincinnati, Ohio, Kroger is one of the nation's largest retail grocery chains. At the end of the fourth quarter, the Company operated

2,354 supermarkets and multi-department stores in 31 states under nearly two dozen banners, including Kroger, Fred Meyer, Ralphs, Smith's, King Soopers, Dillon, Fry's, City Market, Food 4 Less and Quality Food Centers. Kroger also operates 789 convenience stores, 398 fine jewelry stores, 77 supermarket fuel centers and 42 food processing plants.

                                      # # #


This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. We assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to, material adverse changes in the business or financial condition of Kroger and other factors affecting the businesses of the Company. Our ability to achieve earnings per share growth targets could be adversely affected by a general downturn in the economy or increased competitive pressures resulting in reductions in sales or margins. Other factors that could affect our future performance are described in filings with the Securities and Exchange Commission.

Note: Kroger's fourth-quarter conference call with investors will be broadcast live via the Internet at 10 a.m. (EST) on March 15, 2001 at www.kroger.com and www.streetevents.com. An on-demand replay of the webcast will be available from 2 p.m. (EST) on March 15, 2001 through March 22, 2001.

                                                           THE KROGER CO.
                                                  CONSOLIDATED STATEMENT OF INCOME
                                                       WITHOUT ONE-TIME ITEMS
                                         (in millions of dollars, except per share amounts)


                                                                      FOURTH QUARTER                YEAR TO DATE
                                                               -------------------------     --------------------------
                                                                  2000           1999           2000            1999
                                                               ----------     ----------     ----------      ----------

SALES                                                          $ 12,692.1     $ 11,240.5     $ 49,000.4      $ 45,351.6

COSTS AND EXPENSES:
       MERCHANDISE COSTS, INCLUDING ADVERTISING,
            WAREHOUSING AND TRANSPORTATION                        9,198.2        8,146.1       35,769.3        33,257.8
       OPERATING, GENERAL AND ADMINISTRATIVE                      2,278.8        2,042.5        9,030.4         8,299.7
       RENT                                                         155.5          151.8          658.7           641.4
       DEPRECIATION                                                 211.3          209.3          907.3           847.5
       AMORTIZATION OF GOODWILL                                      23.0           22.7          101.3            97.9
       NET INTEREST EXPENSE INCL. CAPITAL LEASES                    167.2          152.2          674.8           636.8
                                                               ----------     ----------     ----------      ----------

            TOTAL                                                12,034.0       10,724.6       47,141.8        43,781.1
                                                               ----------     ----------     ----------      ----------

       INCOME BEFORE TAX EXPENSE AND
            EXTRAORDINARY ITEMS                                     658.1          515.9        1,858.6         1,570.5

       TAX EXPENSE                                                  257.4          200.2          728.6           621.1
                                                               ----------     ----------     ----------      ----------

       INCOME BEFORE EXTRAORDINARY ITEMS                            400.7          315.7        1,130.0           949.4

       EXTRAORDINARY ITEMS (a)                                       --             --             (3.2)           (9.8)
                                                               ----------     ----------     ----------      ----------

       NET INCOME                                              $    400.7     $    315.7     $  1,126.8      $    939.6
                                                               ==========     ==========     ==========      ==========


       INCOME PER BASIC COMMON SHARE:
       FROM OPERATIONS                                         $     0.49     $     0.38     $     1.37      $     1.14
       EXTRAORDINARY ITEMS                                           0.00           0.00           0.00           (0.01)
                                                               ----------     ----------     ----------      ----------

            NET INCOME PER COMMON SHARE                        $     0.49     $     0.38     $     1.37      $     1.13
                                                               ==========     ==========     ==========      ==========

            SHARES USED IN BASIC CALCULATION                        816.2          832.1          823.2           829.4

       INCOME PER DILUTED COMMON SHARE:
       FROM OPERATIONS                                         $     0.48     $     0.37     $     1.34      $     1.11
       EXTRAORDINARY ITEMS                                           0.00           0.00           0.00           (0.01)
                                                               ----------     ----------     ----------      ----------

            NET INCOME PER DILUTED COMMON SHARE                $     0.48     $     0.37     $     1.34      $     1.10
                                                               ==========     ==========     ==========      ==========

            SHARES USED IN DILUTED CALCULATION                      841.7          854.5          846.1           858.2




(a)    The Extraordinary Items are from the early retirement of debt.



                                                 SUPPLEMENTAL FINANCIAL INFORMATION
                                                       WITHOUT ONE-TIME ITEMS


                                                                        FOURTH QUARTER                  YEAR TO DATE
                                                                 ------------------------------  ---------------------------
                                                                      2000            1999           2000          1999
                                                                 ---------------  -------------  -------------  ------------
EBITDA (b)                                                             $1,044.2       $  865.6       $3,536.1      $3,123.7
LIFO CREDIT                                                            $  (15.4)      $  (34.5)      $   (5.9)     $  (29.0)


GROSS PROFIT % (EXCLUDING LIFO CREDIT)
      WITHOUT ONE-TIME ITEMS                                              27.41%         27.22%         26.99%        26.60%

NET WORKING CAPITAL (c)                                                $  476.0       $  658.6
NET TOTAL DEBT (d)                                                     $8,269.6       $8,745.2
ERONOA (e)                                                                24.70%         23.51%


                                       % TO SALES FOR INCOME STATEMENT WITHOUT ONE-TIME ITEMS

                                                                        FOURTH QUARTER                  YEAR TO DATE
                                                                 ------------------------------  ---------------------------
                                                                      2000            1999           2000          1999
                                                                 ---------------  -------------  -------------  ------------
MERCHANDISE COSTS, INCLUDING ADVERTISING,
    WAREHOUSING AND TRANSPORTATION                                       72.47%         72.47%         73.00%        73.33%
OPERATING, GENERAL AND ADMINISTRATIVE                                    17.95%         18.17%         18.43%        18.30%

EFFECTIVE TAX RATE                                                       39.11%         38.81%         39.20%        39.55%




(b) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO , and one-time items.

(c) Net working capital, as defined by The Kroger Co., is calculated as current operating assets less current operating liabilities. The components of this calculation are detailed following the Consolidated Balance Sheet.

(d) Net total debt, as defined by The Kroger Co., is calculated as the amount of long-term debt, including capital leases, net of Kroger's investment in debt securities issued by lenders of certain of Kroger's structured financings and net of prefunded employee benefits.

(e) ERONOA, as defined by The Kroger Co., represents the EBITDA return on net operating assets and is calculated as rolling four quarters EBITDA before rent expense divided by the sum of total assets less goodwill less accounts payable, less prepaid VEBA, plus 8 times rolling four quarters rent expense.


                                                           THE KROGER CO.
                                                  CONSOLIDATED STATEMENT OF INCOME
                                                         WITH ONE-TIME ITEMS
                                         (in millions of dollars, except per share amounts)


                                                                         FOURTH QUARTER                   YEAR TO DATE
                                                                 --------------------------      ---------------------------
                                                                     2000           1999            2000             1999
                                                                 ----------      ----------      ----------       ----------

SALES                                                            $ 12,692.1      $ 11,240.5      $ 49,000.4       $ 45,351.6

COSTS AND EXPENSES:
        MERCHANDISE COSTS, INCLUDING ADVERTISING,
             WAREHOUSING, AND TRANSPORTATION                        9,207.9         8,167.5        35,806.1         33,315.5
        OPERATING, GENERAL AND ADMINISTRATIVE                       2,292.6         2,046.5         9,138.4          8,327.0
        RENT                                                          155.5           151.8           658.7            641.4
        DEPRECIATION                                                  211.2           209.3           907.3            847.5
        AMORTIZATION OF GOODWILL                                       23.0            22.7           101.3             97.9
        INTEREST EXPENSE INCL. CAPITAL LEASES                         167.2           152.2           674.8            636.8
        IMPAIRMENT CHARGES                                             --              --             190.9             --
        MERGER RELATED COSTS                                            2.0            79.5            14.6            383.4
                                                                 ----------      ----------      ----------       ----------

             TOTAL                                                 12,059.4        10,829.5        47,492.1         44,249.5

        INCOME BEFORE TAX EXPENSE AND
             EXTRAORDINARY ITEMS                                      632.7           411.0         1,508.3          1,102.1

        TAX EXPENSE                                                   264.8           178.9           628.2            478.9
                                                                 ----------      ----------      ----------       ----------

        INCOME BEFORE EXTRAORDINARY ITEMS                             367.9           232.1           880.1            623.2

        EXTRAORDINARY ITEMS (a)                                        --              --              (3.2)            (9.8)
                                                                 ----------      ----------      ----------       ----------

        NET INCOME                                               $    367.9      $    232.1      $    876.9       $    613.4
                                                                 ==========      ==========      ==========       ==========



        INCOME PER BASIC COMMON SHARE:
        FROM OPERATIONS                                          $     0.45      $     0.28      $     1.07       $     0.75
        EXTRAORDINARY ITEMS                                            0.00            0.00            0.00            (0.01)
                                                                 ----------      ----------      ----------       ----------

             NET INCOME PER COMMON SHARE                         $     0.45      $     0.28      $     1.07       $     0.74
                                                                 ==========      ==========      ==========       ==========

             SHARES USED IN BASIC CALCULATION                         816.2           832.1           823.2            829.4

        INCOME PER DILUTED COMMON SHARE:
        FROM OPERATIONS                                          $     0.44      $     0.27      $     1.04       $     0.73
        EXTRAORDINARY ITEMS                                            0.00            0.00            0.00            (0.01)
                                                                 ----------      ----------      ----------       ----------

             NET INCOME PER DILUTED COMMON SHARE                 $     0.44      $     0.27      $     1.04       $     0.72
                                                                 ==========      ==========      ==========       ==========

             SHARES USED IN DILUTED CALCULATION                       841.7           854.5           846.1            858.2


        ONE-TIME EXPENSES IN MERCHANDISE COSTS (b)               $      9.7      $     21.4      $     36.8       $     57.7
        ONE-TIME EXPENSES IN OG&A (b)                                  13.8             4.0           108.0             27.3

        IMPAIRMENT CHARGES (c)                                         --              --             190.9             --

        MERGER RELATED COSTS                                            2.0            79.5            14.6            383.4
                                                                 ----------      ----------      ----------       ----------

             TOTAL ONE-TIME ITEMS, MERGER COSTS,
                AND IMPAIRMENT CHARGES                           $     25.5      $    104.9      $    350.3       $    468.4
                                                                 ==========      ==========      ==========       ==========




(a)      The Extraordinary Items are from the early retirement of debt.

(b) The one-time items in both 1999 and 2000 are costs related to mergers. The merchandise charges primarily relate to inventory revaluations. The operating, general and administrative charges primarily relate to store conversions or closures.


(c) Relates primarily to the write-down of certain impaired assets in accordance with Statements of Financial Accounting Standards No. 121.



                                                 SUPPLEMENTAL FINANCIAL INFORMATION
                                                         WITH ONE-TIME ITEMS

                                                                       FOURTH QUARTER                 YEAR TO DATE
                                                                ------------------------------ ----------------------------
                                                                     2000            1999          2000           1999
                                                                ---------------  ------------- --------------  ------------
EBITDA (d)                                                            $1,044.2       $  865.6       $3,536.1      $3,123.7
LIFO CREDIT                                                           $  (15.4)      $  (34.5)      $   (5.9)     $  (29.0)


GROSS PROFIT % (EXCLUDING LIFO CREDIT)
      WITH ONE-TIME ITEMS                                               27.33%         27.03%         26.91%        26.48%

NET WORKING CAPITAL (e)                                               $  476.0       $  658.6
NET TOTAL DEBT (f)                                                    $8,269.6       $8,745.2
ERONOA (g)                                                              24.70%         23.51%



                                         % TO SALES FOR INCOME STATEMENT WITH ONE-TIME ITEMS

                                                                       FOURTH QUARTER                 YEAR TO DATE
                                                                ------------------------------ ----------------------------
                                                                     2000            1999          2000           1999
                                                                ---------------  ------------- --------------  ------------
MERCHANDISE COSTS, INCLUDING ADVERTISING,
    WAREHOUSING AND TRANSPORTATION                                      72.55%         72.66%         73.07%        73.46%
OPERATING, GENERAL AND ADMINISTRATIVE                                   18.06%         18.21%         18.65%        18.36%

EFFECTIVE TAX RATE                                                      41.85%         43.53%         41.65%        43.45%


(d) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO , and one-time items.

(e) Net working capital, as defined by The Kroger Co., is calculated as current operating assets less current operating liabilities. The components of this calculation are detailed following the Consolidated Balance Sheet.

(f) Net total debt, as defined by The Kroger Co., is calculated as the amount of long-term debt, including capital leases, net of Kroger's investment in debt securities issued by lenders of certain of Kroger's structured financings and net of prefunded employee benefits.

(g) ERONOA, as defined by The Kroger Co., represents the EBITDA return on net operating assets and is calculated as rolling four quarters EBITDA before rent expense divided by the sum of total assets less goodwill less accounts payable plus 8 times rolling four quarters rent expense.


                                                     CONSOLIDATED BALANCE SHEET
                                                     Subject to Reclassification
                                                           (in millions)


                                                                          February 3,            January 29,
                                                                             2001                   2000
                                                                         -----------            -----------

ASSETS
Current Assets
      Cash                                                               $     160.8            $     280.6
      Receivables                                                              687.3                  635.6
      Inventories                                                            4,066.0                3,938.0
      Prepaid and other current assets                                         501.5                  690.0
                                                                         -----------            -----------

           Total current assets                                              5,415.6                5,544.2

Property, plant and equipment, net                                           8,819.8                8,266.2
Goodwill, net                                                                3,639.4                3,717.8
Other assets                                                                   314.8                  402.7
                                                                         -----------            -----------

           Total Assets                                                  $  18,189.6            $  17,930.9
                                                                         ===========            ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Current portion of long-term debt                                  $     306.9            $     536.3
      Accounts payable                                                       3,012.4                2,772.8
      Accrued salaries and wages                                               603.8                  694.7
      Other current liabilities                                              1,668.0                1,659.6
                                                                         -----------            -----------


           Total current liabilities                                         5,591.1                5,663.4


Long-term debt                                                               7,845.8                8,045.3
Other long-term liabilities                                                  1,664.4                1,542.9

Stockholders' equity                                                         3,088.3                2,679.3
                                                                         -----------            -----------

           Total liabilities and stockholders' equity                    $  18,189.6            $  17,930.9
                                                                         ===========            ===========

Total common shares outstanding at end of period                               815.5                  834.7
Total diluted shares Year to Date                                              846.1                  858.2




                                                   NET WORKING CAPITAL CALCULATION

                                                                         February 3,            January 29,
                                                                             2001                   2000
                                                                         -----------            -----------
           Cash                                                          $     160.8            $     280.6
           Receivables                                                         687.3                  635.6
           FIFO Inventory                                                    4,561.7                4,439.7
           Operating prepaid and other assets                                  409.8                  495.3
           Accounts payable                                                 (3,012.4)              (2,772.8)
           Operating accrued liabilities                                    (2,123.2)              (2,219.8)
           Prepaid VEBA                                                       (208.0)                (200.0)
                                                                         -----------            -----------

           Net working capital                                           $     476.0            $     658.6
